Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form S-1 of our report dated February 27, 2026 except for footnote 8, for which the date is March 24, 2026 of Ionetix Corporation relating to the audits of the consolidated financial statements as of December 31, 2025 and 2024 and for the periods then ended. We also consent to the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPAS, PLLC
www.mkacpas.com
The Woodlands, Texas

August 7, 2026